UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 22, 2014

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Semtech Corporation (the “Company”) hereby amends its Current Report on Form 8-K filed January 27, 2014 in order to provide additional details related to the impacts of the Company’s recent workforce reduction and combination of Product Groups in accordance with Item 2.05 and Item 2.06 of Form 8-K.

Item 2.05   Costs Associated with Exit or Disposal Activities

As previously reported, on January 22, 2014 the Company committed to a plan to reduce its workforce by approximately 6%, with positions to be eliminated at multiple facilities and offices by the end of the first quarter of the Company’s fiscal year 2015. The plan was developed to capture the synergies associated with the combination of the Company’s Advanced Communications and Gennum Product Groups announced in December 2013, and to better align the Company’s cost structure with its business outlook for fiscal year 2015.  At that time, the Company was unable to estimate all of the charges it expected to incur in connection with these actions.

The Company has revised its estimate of the charge for employee termination benefits and now expects to record a pre-tax cash charge for one-time employee termination benefits of approximately $2.1 million, of which approximately $1.8 million is anticipated to be recorded in the fourth quarter of the Company’s fiscal year 2014, and the balance of which is anticipated to be recorded in the first quarter of the Company’s fiscal year 2015.  The Company also anticipates recognizing approximately $1.3 million of pre-tax cash charges for contract termination costs, all of which is expected to be recorded in the fourth quarter of the Company’s fiscal year 2014.

Additionally, in the fourth quarter of fiscal year 2014, the Company expects to record non-cash charges of $147.4 million for the impairment of goodwill and certain intangible assets, and approximately $21.9 million for the write-down of various fixed assets and inventory.  The Company also expects to record a charge of $6.5 million in the fourth quarter of fiscal year 2014 to settle certain contract commitments, of which $2.5 million will be settled with cash.

Item 2.06 Material Impairments

The disclosures above under Item 2.05 of this Current Report on Form 8-K are also responsive to Item 2.06 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.06.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements include, for example, the size of the workforce reduction and the amount and timing of charges related to the workforce reduction and combination of Product Groups. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the workforce reduction and combination of Product Groups in the manner anticipated by the Company.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimates, “expects,” “projects,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual events and results to differ materially from those predicted include, among others, the Company’s ability to implement the workforce reductions; possible changes in the size and components of the expected charges associated with the workforce reduction plan and combination of Product Groups; and risks associated with the Company’s ability to achieve the benefits associated therewith.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2013, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer